Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No 333-75914) of Transnational Financial Network, Inc. of our report dated July 22, 2005 related to the financial statement which appears in this Annual Report on Form 10-KSB/A.


/s/ Burr, Pilger & Mayer LLP
San Francisco, California
April 3, 2006